EXHIBIT 23(ii)

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Consent of Independent Registered Public Accounting Firm

PAR Technology Corporation
New Hartford, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-102197) and Form S-8 (No. 333-119828, 33-04968, 33-39784, 33-58110, 33-63095, 333-208063, 333-187246 and 333-137647) of PAR Technology Corporation of our report dated April 17, 2017, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York
April 17, 2017